Exhibit 10.1
2010 DECLARATION OF AMENDMENT
TO
MIMEDX GROUP, INC. ASSUMED 2006 STOCK INCENTIVE PLAN
THIS 2010 DECLARATION OF AMENDMENT, is made effective as of the 23rd day of February, 2010, by MIMEDX GROUP, INC. (the “Corporation”), to the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (the “Plan”).
R E C I T A L S:
WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable to increase the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the Plan) granted under the Plan from 5,500,000 shares to 8,500,000 shares;
WHEREAS, Section 12 of the Plan authorizes the Board acting as the Administrator (as defined in the Plan) to amend the Plan, provided that any amendment required by Applicable Laws (as defined in the Plan) to be approved by the Company’s shareholders shall be approved by the Company’s shareholders;
WHEREAS, the Board of the Company has deemed it advisable to amend the Plan as set forth herein; and
WHEREAS, the Corporation desires to evidence such amendments by this 2010 Declaration of Amendment.
NOW, THEREFORE, IT IS DECLARED that, effective as of February 23, 2010, the Plan shall be and hereby is amended as follows:
1.
Amendment to Section 5(a). Section 5(a) (“Shares of Stock Subject to the Plan”) of the Plan is hereby amended by substituting “8,500,000” for 5,500,000 in Section 5(a), so that Section 5(a) shall be amended as follows:

"(a) Shares of Stock Subject to the Plan. Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 8,500,000 shares. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”
2.
Amendment to Section 5(b). Section 5(b)(i) (“Award Limitations”) of the Plan shall be amended by substituting “8,500,000” for “5,500,000,” so that Section 5(b)(i) shall be amended as follows (with the remainder of Section 5(b) being unchanged):

"(i) The maximum number of shares of Common Stock that may be issued to any one Participant under the Plan pursuant to the grant of Incentive Options shall not exceed 8,500,000 shares;”

3.	Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.
IN WITNESS WHEREOF, this 2010 Declaration of Amendment is executed on behalf of MiMedx Group, Inc. effective as of the day and year first above written.

MiMedx Group, Inc.

			By:	/s/: Michael J. Senken

				Name:	Michael J. Senken

				Title:	Chief Financial Officer

ATTEST:

By:	/s/: Roberta L. McCaw

	Name:	Roberta L. McCaw

	Title:	Secretary and Treasurer

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